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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of September 23, 2002, between Corrpro Companies, Inc., an Ohio corporation (the "COMPANY"), and The Prudential Insurance Company of America ("PRUDENTIAL").

           1. BACKGROUND. The Company is a party to the Note Purchase Agreement (as amended, the "NOTE AGREEMENT"), dated as of January 21, 1998, by and between Prudential and the Company, and a letter agreement, dated September 23, 2002 with Prudential (the "SEPTEMBER 2002 LETTER AGREEMENT"), related to the Purchase Agreement. Pursuant to the September 2002 Letter Agreement, the Company has agreed, among other things, to issue to Prudential a Stock Subscription Warrant (such warrant, together with any warrants issued upon the exchange or transfer of any such warrant, the "WARRANTS") to purchase up to 467,126 shares of the Company's Common Stock, no par value (the "COMMON STOCK"). This Agreement shall become effective upon the issuance of the Warrant to Prudential pursuant to the September 2002 Letter Agreement.

           2. REGISTRATION UNDER SECURITIES ACT, ETC.

           2.1. REGISTRATION ON REQUEST (a) REQUEST. Upon the written request of the holder or holders of more than 50% of the Registrable Securities, requesting that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities and specifying the intended method of disposition thereof, and whether or not such requested registration is to be an underwritten offering, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

           (i) the Registrable Securities which the Company has been so requested to register by such holders, and

           (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

           (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (b) the holders of more than 50% of the Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

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           (c) REGISTRATION STATEMENT FORM. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

           (d) EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1 (whether or not such registration shall be effected).

           (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason so as to materially interfere with the distribution thereunder, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived or (iv) unless the holders of the Registrable Securities requested to be included in such registration are able to register at least 80% of the Registrable Securities requested to be included in such registration.

           (f) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of more than 66-2/3% of the Registrable Securities requested to be so registered and shall be reasonably acceptable to the Company.

           (g) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a price reduction that would be below a price range reasonably acceptable to the holders of 66-2/3% or more of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration and Common Stock requested to be included in such registration pursuant to the Banks Registration Rights Agreement, allocated pro rata among the holders thereof requesting such registration on the basis of the numbers of such Registrable Securities or such Common Stock requested to be included by such holders. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities and Common Stock requested to be included in such registration pursuant to the Banks Registration Rights Agreement shall be covered by such registrations.

           (h) LIMITATIONS. Anything in Section 2.1(a) to the contrary notwithstanding, the Company will not be required to effect a registration pursuant to this Section 2.1(a) at any time (i) prior to July 31, 2003, (ii) unless the request for such registration covers at least 50% of


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the Registrable Securities, (iii) after the Company has effected one (1)
registration pursuant to Section 2.1(a), or (iv) after the tenth anniversary of the date hereof; provided, however, that clauses (ii), (iii) and (iv) shall not apply to, and shall not limit in any respect (including the number of or timeframe for), Short Form Registrations for non-underwitten sales of securities through market transactions that the Company is obligated to effect pursuant to requests made under Section 2.1(a); provided further, however, that the Company shall not be obligated to effect any such Short Form Registration if, at the time such registration is requested, all Registrable Securities can be sold within a given three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (or its successor provision).

           2.2 INCIDENTAL REGISTRATION. (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8 or any successor or similar form and other than pursuant to Section 2.1), whether or not for sale for its own account, each such time it will give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section
2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 2.2.

           (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (because the Company has not been requested so to include such Registrable Securities pursuant to Section 2.4(b), or if so requested, is not obligated to do so under Section 2.4 (b)), and (iii) the managing underwriter of such underwritten offering shall inform the Company and the


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holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company so requested to be included in such registration (pro rata among the holders thereof on the basis of the numbers of such securities requested to be included by such holders) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

           (c) LIMITATIONS. Anything in Section 2.2(a) to the contrary notwithstanding, the Company will not be required to register any Registrable Securities as otherwise required by Section 2.2(a) at any time after the tenth anniversary of the date hereof.

           2.3. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

           (i) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

           (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

           (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any



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other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this clause (iv), be obligated to be so qualified or to consent to general service of process in such jurisdiction;

           (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

           (vi) furnish to each seller of Registrable Securities:

                (x) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to and reasonably satisfactory in form and substance to each such seller and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities and such other legal matters as any such seller may reasonably request, and

                (y) if such registration includes an underwritten public offering, a copy of any "comfort" letter delivered to any underwriter by the independent public accountants who have certified the Company's financial statements included in such registration statement;

           (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery by the Company that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

           (viii) prepare and file with the Commission, promptly upon the request of any seller of such Registrable Securities, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the holder or holders of a majority of the Registrable Securities being registered, is required under the Securities Act or the


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rules and regulations thereunder in connection with the distribution of
Registrable Securities by such seller;

           (ix) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

           (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, notify each seller of Registrable Securities of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information, and furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

           (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

           (xii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any securities of the same class as such Registrable Securities are then listed; and

           (xiii) enter into such agreements and take such other actions (including, but not limited to, effecting a stock split or combination of shares) as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vii) of this Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of this Section
2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file



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copies, then in such holder's possession of the prospectus relating to such
Registrable Securities current at the time of receipt of such notice.

           2.4 UNDERWRITTEN OFFERINGS. (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in underwriting agreements of the same type, including, without limitation, indemnities to the effect and to the extent provided in
Section 2.6. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required under the Securities Act or any applicable state securities laws in connection with any registration contemplated by Section 2.1 or Section 2.2.

           (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. In the event that the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting the inclusion of Registrable Securities in such offering by letter of its belief that the number of securities requested to be included in such offering would materially adversely affect such offering, then the Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities so requested to be included in such offering pro rata among the holders thereof on the basis of the numbers of such securities requested to be included by such holders to the extent necessary to reduce the number of securities to be included in such offering to the level recommended by the managing underwriter. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make


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any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required under the Securities Act or any applicable state securities laws in connection with any registration contemplated by Section 2.1 or Section 2.2.

           2.5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that the holders of such Registrable Securities shall be responsible for the fees and expenses of such holders' respective counsel and accountants incurred solely in connection with this Section 2.5.

           2.6. INDEMNIFICATION. (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, in the case of any registration statement filed pursuant to Section 2.1 or 2.2 indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made



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by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

           (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

           (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.6(a) or 2.6(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or 2.6(b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

           (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

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

           (e) INDEMNIFICATION PAYMENTS. The indemnification required by this
Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

           (f) CONTRIBUTION. If the indemnification provided for in this Section
2.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 2.6(f). No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           2.7. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities or the marketability of such Registrable Securities under any such registration.

           2.8. OTHER REGISTRATION RIGHTS. The Company will not grant to any Person the right to require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which conflicts with the registration rights granted hereunder.

           3. DEFINITIONS. Capitalized terms used herein which are defined in the Note Agreement and are not otherwise defined herein shall have the meanings as defined in the Note Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

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

         BANKS REGISTRATION RIGHTS AGREEMENT: The Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Banks.

         COMMISSION: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         COMPANY: As defined in the introductory paragraph of this Agreement.

         EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         NOTE AGREEMENT: As defined in Section 1.

         PERSON: A corporation, an association, a partnership, a business, an individual, a limited liability company, a governmental or political subdivision thereof or a governmental agency.

         PRUDENTIAL:  As defined in Section 1.

         REGISTRABLE SECURITIES: (a) Any Warrant Shares, (b) any securities purchased upon exercise, or issued upon conversion or exchange, of other Registrable Securities, and (c) any securities issued or issuable with respect to any other Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire or with the passage of time would have the right to acquire such Registrable Securities (by conversion, exercise or otherwise, including successive exercises and conversions), whether or not such acquisition has actually been effected.

         REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements incurred by the holders of Registrable Securities to be registered (including the fees and disbursements of any counsel and accountants retained by the Requisite Holders), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

         REQUISITE HOLDERS: With respect to any registration of Registrable Securities by the Company pursuant to Section 2, any holder or holders of 50% or more of the Registrable Securities to be so registered.

         SECURITIES ACT: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal Statute.

         SHORT FORM REGISTRATION: A Registration on Form S-2 or S-3 or any successor form or similar short form registration under the Securities Act.

         WARRANTS:  As defined in Section 1.

         WARRANT SHARES: Any shares of Common Stock issued or issuable upon the exercise of the Warrants.

                  4. RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than 66-2/3% of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

                  6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                  7. NOTICES. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to a party other than the Company, addressed to such party in the manner set forth in the Note Agreement, or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to the Company, at 1090 Enterprise Drive, Medina, Ohio 44256 or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any of the parties hereunder, be either delivered to the Company at its address set forth above or to any officer of the Company.

                  8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, to provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

                  9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for references only and shall not limit or otherwise affect the meaning hereof.

                  10. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

                  11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                  12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURES ON THE FOLLOWING PAGE.]

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


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                 CORRPRO COMPANIES, INC.




                                 By:         /s/ Joseph W. Rog
                                    --------------------------------------
                                    Title:   President, CEO
                                          --------------------------------


                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA




                                 By: /s/ Thomas Luther
                                    --------------------------------------
                                    Title:  Senior Vice President


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